QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the SkyWest, Inc. Employees' Retirement Plan (the "Plan") on Form 11-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission ("SEC") on or about the date hereof (the "Report"), I, BRADFORD R. RICH, Chief Financial Officer of SkyWest, Inc., (the "Company"), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Plan.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC upon request.

Date: June 30, 2003

/s/ BRADFORD R. RICH Bradford R. Rich Executive Vice President, Chief Financial Officer and Treasurer

QuickLinks

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002